                       PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.


                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. The Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees and other charges imposed. This amount may be more or less than gross payment(s) to the contract. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or gross payments.


ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653



This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts.


                  President                                  Secretary
         [                          ]            [                         ]


              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
          Death Benefit Payable if death occurs prior to Annuity Date
                 (see Death Benefits section) Non-Participating

                       PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.


                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. The Company will refund an amount equal to gross payments less any withdrawals taken.


             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653



This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts.

                  President                               Secretary
         [                          ]           [                         ]


              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
          Death Benefit Payable if death occurs prior to Annuity Date
                 (see Death Benefit section) Non-Participating

                                TABLE OF CONTENTS


SPECIFICATONS                                                             3

DEFINITIONS                                                               8

OWNER, ANNUITANT AND BENEFICIARY                                          9


THE ACCUMULATION PHASE

         PAYMENTS                                                         11

         VALUES                                                           11

         TRANSFER                                                         13

         WITHDRAWAL AND SURRENDER                                         14

         DEATH BENEFIT                                                    16


THE PAYOUT PHASE

         ANNUITY BENEFIT                                                  18

         TRANSFER                                                         20

         WITHDRAWAL                                                       20

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS                        22

         DEATH OF THE ANNUITANT                                           22

         ANNUITY BENEFIT PAYMENT OPTIONS                                  22

         LIFE ANNUITY GUARANTEE OPTIONS                                   23

         ANNUITY OPTION RATE TABLES                                       23

         GENERAL PROVISIONS                                               27

                                                    SPECIFICATIONS
Contract Type:                      [NQ]             Contract Number:                            [zz00600000]
Issue Date:                         [01/01/02]       Annuity Date:                               [01/01/2035]
                                                     (Must be at least 30 days after issue date)

Owner:                              [John Doe]       Owner Date of Birth:                        [01/01/1950]
Joint Owner:                        [Jack Doe]       Joint Owner Date of Birth:                  [01/01/1950]

Annuitant:                          [John Doe]       Annuitant Date of Birth:                    [01/01/1950]
Joint Annuitant:                    [Jack Doe]       Joint Annuitant Date of Birth:              [01/01/1950]

Annuitant Sex:                      [Male]           Beneficiary(ies):
Joint Annuitant Sex:                [Male]           Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Mary Doe]
                                                     2nd Contingent:                             [Sue Doe]

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  [3%]             Amount:                                              [$50.00]

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     [3%]             Minimum Allocation Amount:                           [$1,000.00]

Minimum Withdrawal                          Minimum Accumulated Value
Amount:                    [$100.00]        After Withdrawal:                                    [$1,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:                    [01/01/2035]
Benefit Payment:           [$100.00]        (Must be at least 30 days after issue date)

Surrender Charge Table:

                                    YEARS FROM                 SURRENDER CHARGE AS A
                                    DATE OF PAYMENT            PERCENT OF THE PAYMENTS
                                    TO DATE OF WITHDRAWAL              WITHDRAWN
                                    --------------------------------------------------
                                    Less Than:       1                          7 %
                                                     2                          6 %
                                                     3                          4 %
                                            Thereafter                          0%

Withdrawal Without Surrender Charge Percentage: [10% of Gross Payment Base (reduced by any prior Withdrawal Without Surrender Charge in the same calendar year)] Mortality and Expense Risk Charge: [1.60%] on an annual basis of the daily value of the Sub-Account assets. Administrative Charge: [.15%] on an annual basis of the daily value of the Sub-Account assets. Contract Fee: [$35, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.] Principal
Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

Owner:            [John Doe ]                     Contract Number: [zzz0000000]

Joint Owner:      [Jack Doe]

Initial Payment:  [$10,000.00]

Payment Allocation: (The Initial Payment is allocated in the following manner:)

         VARIABLE SUB-ACCOUNTS:

         [ INSERT NAMES OF THE VARIABLE SUB-ACCOUNTS   ]



         FIXED ACCOUNT

Owner:            [John Doe]                    Contract Number:   [zzz0000000]

Joint Owner:      [Jack Doe]



         GUARANTEE PERIOD ACCOUNTS

         GUARANTEE                          INTEREST                   EXPIRATION
         PERIOD                             RATE                       DATE
         ------                             ----                       ----
         [ 2 years
           3 years
           4 years
           5 years
           6 years
           7 years
           8 years
           9 years
         10 years]

         -------
         100%                               TOTAL PAYMENT ALLOCATION

Owner:            [John Doe]                    Contract Number:   [zzz0000000]

Joint Owner:      [Jack Doe]

RIDER(S) SELECTED:

FOR TX ADD RIDER 3311-01


[Annual Step-up with 5% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[Annual Step-up with 7% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[10% Breakthrough Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[15% Breakthrough Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[10% Breakthrough with 5% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[15% Breakthrough with 5% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge:]


[Discount Rider:]

         [See Rider for details]


[Enhanced Earnings Rider:]

         [See Rider for Benefit and Charge:]

                           SPECIFICATIONS (SUPPLEMENT)
Contract Type:             [Non-qualified]           Contract Number:                            [zz00600000]

Owner:                     [John Doe]                Owner Date of Birth:                        [01/01/1950]
Joint Owner:               [Jack Doe]                Joint Owner Date of Birth:                  [01/01/1950]

Annuitant:                 [John Doe]                Annuitant Date of Birth:                    [01/01/1950]
Joint Annuitant:           [Jack Doe]                Joint Annuitant Date of Birth:              [01/01/1950]

Annuitant Sex:             [Male]                    Beneficiary(ies):
Joint Annuitant Sex:       [Male]                    Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Mary Doe]
                                                     2nd Contingent:                             [Sue Doe]

Payee:                                               [John Doe and Jack Doe]
Payee Address:                                       [160 West Street, Anytown, Anystate  00334 ]

Annuity Date:                                                                   [01/01/2035]

Annuity Benefit Payment Option:                                        [Joint with 2/3 Survivor Option]
         Survivor Annuity Benefit Percentage:                                   [66 2/3%]
         Percentage under a Fixed Annuity Option:                               [30%]
         Percentage under a Variable Annuity Option:                            [70%]
                  Assumed Investment Return:                                    [7%]
                  Annuity Benefit Payment Change Frequency:                     [Annual]
                  Annuity Benefit Frequency:                                    [Monthly]

                  Variable Allocation on Annuity Date:

                      SUB-ACCOUNTS:

                           [INSERT NAMES OF THE VARIABLE SUB-ACCOUNTS]


                                       3a

                                    SPECIFICATONS (SUPPLEMENT)

[Payment Withdrawal Amount          [10] times the previous annuity benefit
                                    payment [but not more than the remaining guaranteed annuity benefit payments.
                                    "Guaranteed annuity benefit payments"
                                    refers to the non-life contingent annuity benefit payments.].]


[Present Value Withdrawal Amount:   [[75%-100%] of Present Value of remaining
                                    guaranteed annuity benefit payments.
                                    "Guaranteed annuity benefit payments"
                                    refers to the non-life contingent annuity benefit payments.]

Mortality and Expense Risk Charge:  [1.60% ] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:              [.15%] on an annual basis of the daily
                                    value of the Sub-Account assets.

Principal Office:                   440 Lincoln Street, Worcester,
                                    Massachusetts 01653 [(1-800-782-8380)]


                                       4a

                                    DEFINITIONS

Accumulated Value        The aggregate value of all accounts in this contract
                         before the Annuity Date. As long as the Accumulated
                         Value is greater than zero, the contract will stay in effect.

Accumulation Unit        A measure used to calculate the value of a Sub-Account
                         before annuity benefit payments begin.

Annuitant                On and after the Annuity Date, the person upon whose
                         continuation of life annuity benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date             The date annuity benefit payments begin. The Annuity
                         Date is shown on the Specifications page.

Annuity Unit             A measure used to calculate annuity benefit payments
                         under a variable annuity option.

Beneficiary              The person, persons or entity entitled to the Death
                         Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Company                  Allmerica Financial Life Insurance and Annuity Company.

Contract Year            A one-year period based on the issue date or an
                         anniversary thereof.

Effective Valuation      The Valuation Date on or immediately following the day
Date                     a payment, request for transfer, withdrawal or
                         surrender, or Proof of Death is received at the Principal Office.

Fixed Account            The part of the Company's General Account to which all
                         or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account          All assets of the Company that are not allocated to a
                         Separate Account.

Gross Payment Base       Total gross payments made to the contract reduced by
                         withdrawals which exceed the Withdrawal Without
                         Surrender Charge amount.

Guarantee Period         The number of years that a Guaranteed Interest Rate
                         may be credited to a Guarantee Period Account.

Guarantee Period         An account which corresponds to a Guaranteed Interest
Account                  Rate for a specified Guarantee Period and is supported
                         by assets in a Separate Account. The Owner may only invest in a Guarantee Period Account prior to the Annuity Date.

Guaranteed Interest      The annual effective rate of interest after daily
Rate                     compounding credited to a Guarantee Period Account.

Market Value             A positive or negative adjustment to earnings in a
Adjustment               Guarantee Period Account assessed if any portion of a
                         Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Proof of Death           The death certificate and all necessary claim
                         paperwork, as determined by the Company.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Separate Account         A segregated account established by the Company. The
                         assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State The state or jurisdiction in which the contract is issued.

Sub-Account              A Variable Account subdivision that invests exclusively
                         in shares of a corresponding Fund.

Surrender Value          The amount payable to the Owner on full surrender after
                         application of any Market Value Adjustment, surrender charge and Contract Fee.

Survivor Annuity         The number of Annuity Units (under a variable joint
Benefit Percentage       life annuitization option) or the dollar value of the
                         annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving
                         Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor Annuity Benefit Percentage is 66 2/3 %.
                         This percentage is only applicable after the death of the first Annuitant.

Valuation Date           A day the values of all units are determined. Valuation
                         Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period         The interval between two consecutive Valuation Dates.

Variable Account         The Company's Separate Account, consisting of
                         Sub-Accounts that invest in the underlying Funds.

                         OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                         The Owner may exercise all rights and options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment               Prior to the Annuity Date and prior to the death of an
                         Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment.
                         Additional limitations may exist for contracts issued under provisions of the Internal Revenue Code.

                         An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                         The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                When the contract is issued, the Annuitant will be as
                         shown on the Specifications page. The Annuitant may be changed in accordance with the terms of this contract.
                         Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person.

                         A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.

Beneficiary              The Beneficiary is as named on the Specifications page
                         unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable
                         Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant.
                         An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                         A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                         All benefits payable to the Beneficiary under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                         The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds   To the extent allowed by law, this contract and any
                         payments made under it will be exempt from the claims of creditors.

                             THE ACCUMULATION PHASE

                         PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment          The Initial Payment is shown on the Specifications
                         page.

Additional Payments      Prior to the Annuity Date and before the death of an
                         Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                         Specifications page). Total Payments made may not exceed [$2,000,000] without the Company's consent.

Payment Allocations      The Initial Payment is allocated in accordance with the
                         Payment Allocation, shown on the Specifications page.
                         Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                         The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                         VALUES

Value of the Variable    The value of a Sub-Account on a Valuation Date is
Account                  determined by multiplying the Accumulation Units in
                         that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                         Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit        The value of a Sub-Account Accumulation Unit as of any
Values                   Valuation Date is determined by multiplying the value
                         of an Accumulation Unit for the preceding Valuation
                         Date by the Net Investment Factor for that Valuation
                         Period.

Net Investment Factor    The Net Investment Factor measures the investment
                         performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                   (a) is the investment income of a Sub-Account
                                       for the Valuation Period, including
                                       realized or unrealized capital gains and losses during the Valuation Period, adjusted for provisions made for taxes, if any;

                                   (b) is the value of that Sub-Account's
                                       assets at the beginning of the
                                       Valuation Period;

                                   (c) is the Mortality and Expense Risk Charge
                                       applicable to the current Valuation
                                       Period (see Specifications page) plus any applicable Rider charges; and

                                   (d) is the Administrative Charge
                                       applicable to the current Valuation
                                       Period (see Specifications page).

                         The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed       Amounts allocated to the Fixed Account receive interest
Account                  at rates periodically set by the Company. The Company
                         guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account
                         Guaranteed Interest Rate (see Specifications page).

                         The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.

Value of the Guarantee   Amounts allocated to the same Guarantee Period Account
Period Accounts          on the same day will be treated as one Guarantee
                         Period Account. The interest rate in effect when an amount is allocated to a Guarantee Period Account is guaranteed for the duration of the Guarantee Period.
                         Each time the Guaranteed Interest Rate changes for a particular Guarantee Period, a new Guarantee Period
                         Account is established.

                         The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest      The Company will periodically set Guaranteed Interest
Rates                    Rates for each available Guarantee Period. These rates
                         will be guaranteed for the duration of the respective
                         Guarantee Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period Account Minimum
                         Interest Rate (see Specifications page).

Renewal Guarantee        At least 45 days (but not more than 75 days) prior to
Periods                  the end of a Guarantee Period, the Company will notify
                         the Owner in writing of the expiration of that Guarantee Period. The Owner may transfer amounts to the Sub-Accounts, the Fixed Account or establish a new
                         Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see "Market Value
                         Adjustment," page [16]. Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed Interest
                         Rate. If reallocation instructions are not received at the Principal Office before the end of a Guarantee
                         Period, the Guarantee Period Account value will be automatically applied to a new Guarantee Period Account with the same Guarantee Period unless:

                                   (a) less than the Guarantee Period Account
                                       Minimum Allocation Amount (see
                                       Specifications page) remains in the
                                       Guarantee Period Account on its
                                       expiration date; or

                                   (b) the Guarantee Period would extend beyond
                                       the Annuity Date or is no longer
                                       available.

                         In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee             Prior to the Annuity Date on each contract anniversary
                         and when the contract is surrendered, the Company will deduct a Contract Fee (see Specifications page) Pro
                         Rata.

                         TRANSFER

                         Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                         Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                         There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                         The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                   (a) the requirement of a minimum time
                                       period between each transfer;

                                   (b) not accepting a transfer request of
                                       an agent or duly authorized
                                       representative of such Owner(s)
                                       authorized to act on behalf of such
                                       Owner(s); and

                                   (c) limiting the dollar amount that may
                                       be transferred to or from any of
                                       the accounts by an Owner(s) at any
                                       one time.

                         Such limitations, individually or in aggregate, may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                        WITHDRAWAL AND SURRENDER

                        Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                        Any withdrawal must be at least the Minimum Withdrawal Amount (see Specifications page). A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                         When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                         Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                         Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                         If deferred for 30 days or more, the amount payable will be credited interest at a rate equal to the Minimum Fixed Account Guaranteed Interest Rate (see Specifications Page), or the rate mandated by the appropriate State.

Withdrawal Without       In each calendar year, withdrawals up to the Withdrawal
Surrender Charge         Without Surrender Charge Amount (see Specifications
                         page) as of the Effective Valuation Date may be made.

                         The Withdrawal Without Surrender Charge will first be deducted from cumulative earnings. To the extent that it exceeds cumulative earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn. Amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a Market Value Adjustment.

Withdrawal With          Any amounts withdrawn or surrendered in excess of the
Surrender Charge         Withdrawal Without Surrender Charge amount may be
                         subject to a surrender charge.

                         These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender      The surrender charge will be waived if an Owner, or the
Charge                   Annuitant if the Owner is a non-natural person, is:

                                   (a) admitted to a "medical care facility"
                                       after being named Owner or Annuitant
                                       and remains confined there until the
                                       later of one year after the issue
                                       date or 90 consecutive days;

                                   (b) first diagnosed by a licensed "physician"
                                       as having a "fatal
                                       illness" after the issue date and after
                                       being named Owner or Annuitant; or

                                   (c) physically disabled after the issue date
                                       and after being named Owner or Annuitant and before attaining age 65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed "physician" of its choice and at its expense.

                         "Medical care facility" means any State licensed facility providing medically necessary inpatient care which is prescribed by a licensed "physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal illness" means a condition diagnosed by a licensed "physician" which is expected to result in death within two years of the diagnosis. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license. "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury.

                         No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment  A transfer, withdrawal or surrender from a Guarantee
                         Period Account after the expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from a Guarantee Period Account. Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market Value Adjustment. The Market Value Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee Period Account is equal to:

                                         n/365
                                   (1+I)
                                   -----
                                   (1+j)      -1

                         where:

                                   i - is the Guaranteed Interest Rate expressed as a decimal being credited to the current Guarantee Period;

                                   j - is the new Guaranteed Interest Rate, expressed as a decimal, for a Guarantee Period with a duration equal to the number of years remaining in the current Guarantee Period, rounded to the next higher number of whole years. If that rate is not available, the Company will use a suitable rate or index allowed by the Department of Insurance; and

                                   n - is the number of days remaining from the Effective Valuation Date to the end of the current Guarantee Period.


                         If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

                         DEATH BENEFIT

                         At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit            The Death Benefit will be the greater of:

                                   (a) the Accumulated Value on the Effective
                                       Valuation Date, increased by any
                                       positive Market Value Adjustment; or

                                   (b) the sum of the gross payments made
                                       under this contract prior to the date of death, proportionately reduced to reflect all partial withdrawals.

                                       For each withdrawal, the proportionate
                                       reduction is calculated by multiplying
                                       the Death Benefit under the (b) option,
                                       immediately prior to the withdrawal, by
                                       the following:

                                      Amount of the withdrawal
                                      ------------------------
                          Accumulated Value immediately prior to the withdrawal

Payment of the Death     Unless the Owner has specified otherwise, the Death
Benefit                  Benefit will be paid to the Beneficiary within 7 days
                         of the Effective Valuation Date. Alternatively, the
                         Beneficiary may, by a Request in writing, elect to:

                                   (a) defer distribution of the Death Benefit
                                       for a period no more than 5 years from
                                       the date of death; or

                                   (b) receive distributions over his/her life
                                       expectancy (or over a period not
                                       extending beyond such life expectancy).
                                       Distributions must begin within one
                                       year from the date of death.

                         If distribution of the Death Benefit is deferred under
                         (a) or (b), any value in Guarantee Period Accounts will be transferred to the [money market Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by a Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                         If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                   (a) any value in the Guarantee Period
                                       Accounts will be transferred to the
                                       [money market Sub-Account];

                                   (b) the excess, if any, of the Death Benefit
                                       over the contract's Accumulated Value
                                       will also be transferred to the [money
                                       market Sub-Account];

                                   (c) additional Payments may be made;
                                       and

                                   (d) any subsequent spouse of the new
                                       Owner, if named as the Beneficiary,
                                       may not continue the contract.

                                THE PAYOUT PHASE

                         ANNUITY BENEFIT

Annuity Options          Annuity Options are available on a fixed, variable or
                         combination fixed and variable basis. The Annuity
                         Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with 10 Years Period Certain option.

                         Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity     The Owner must select an Annuity Benefit Payment Option
Benefit Payments         prior to or after the issue date but before the Annuity
                         Date. Annuity benefit payments will be paid monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, from time to time the Company may require satisfactory proof that the Annuitant is alive.

Selection or Change      The Owner must select an Annuity Date when selecting an
Of Annuity Date          Annuity Benefit Payment Option. Prior to such Annuity
                         Date, the Owner may change the Annuity Date by Request.
                         The Request must be received at the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new
                         Annuity Date must be no later than the Maximum
                         Alternative Annuity Date shown on the Specifications page.

Annuity Benefit Payment  In the case of a variable annuity option, the Owner
Change Frequency         must select an Annuity Benefit Payment Change
                         Frequency. This is the frequency of change in the dollar value of the variable annuity benefit payments.
                         For example, if an annual Annuity Benefit Payment
                         Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment       In the case of a variable annuity option, the Owner
Return                   must select an Assumed Investment Return ("AIR").
                         This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account (as measured by the Net Investment
                         Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase. If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Annuity Value            The Annuity Value will be the Accumulated Value, after
                         application of any applicable Market Value Adjustment less any applicable premium tax. For a Death Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The
                         Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation
                         Date not more than four weeks, uniformly applied, before the Annuity Date.

                         The amount of the first annuity benefit payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values      A Sub-Account Annuity Unit Value on any Valuation Date
                         is equal to its value on the preceding Valuation Date multiplied by the product of:

                                   (a) a discount factor equivalent to the
                                       Assumed Investment Return; and

                                   (b) the Net Investment Factor of the
                                       Sub-Account funding the annuity
                                       benefit payments for the applicable
                                       Valuation Period.

                         The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                         Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                         Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity        For each Sub-Account the number of Annuity Units
Units                    determining the benefit payable is equal to the amount
                         of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity
                         Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity       Annuity Benefit Payments are paid to the Owner. By
Benefit Payments         Request in writing, the Owner may direct that payments
                         are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                   (a) If the deceased Owner was the sole Owner,
                                       then the remaining annuity benefit
                                       payments will be payable to the
                                       Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the contract.

                                   (b) If the contract has joint Owners, then
                                       the remaining annuity
                                       benefit payments will be payable to the
                                       surviving joint Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the
                                       Beneficiary becomes the Owner of the
                                       contract.

                         TRANSFER

                         After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-accounts by Request to the Principal Office.

                         Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                         There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                         The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                   (a) the requirement of a minimum time period
                                       between each transfer;

                                   (b) not accepting a transfer request of an
                                       agent or duly authorized representative
                                       of such Owner(s) authorized to act on
                                       behalf of such Owner(s); and

                                   (c) limiting the dollar amount that may
                                       be transferred to or from any of
                                       the accounts by an Owner(s) at any
                                       one time.

                         Such limitations, individually or in aggregate, may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                         WITHDRAWAL

                         After the Annuity Date and prior to the death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

                         Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                         Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                         Only one Request for withdrawal under each provision may be made each calendar year, unless a period certain option is chosen.

Payment Withdrawal       Each calendar year, the Owner can request up to an
Amount Option            amount equal to the Payment Withdrawal Amount
                         (see Specifications page).

                         For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        ------------------------
                              Present Value of all remaining fixed annuity
                            benefit payments immediately prior the withdrawal.

                         For variable Annuity Options, each withdrawal proportionately reduces the number of Annuity Units in each future annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                       Amount of the withdrawal
                                       ------------------------
                             Present Value of all remaining variable annuity
                          benefit payments immediately prior to the withdrawal.

Present Value            Over the life of the contract, for period certain and
Withdrawal Option        life with period certain Annuity Options when there
                         are remaining guaranteed annuity benefit payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal
                         Amount (see Specifications page).

                         For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                         Amount of the withdrawal
                                         ------------------------
                         Present Value of all remaining fixed guaranteed annuity
                           benefit payments immediately prior to the withdrawal

                         For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                    Amount of the withdrawal
                                    ------------------------
                           Present Value of all remaining variable guaranteed annuity benefit payments immediately prior to the withdrawal

                         If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain payout:

                                   (a) for variable Annuity Options, the number
                                       of Annuity Units will increase to the
                                       number of Annuity Units payable prior
                                       to any withdrawals, adjusted for
                                       transfers.

                                   (b) for fixed Annuity Options, the
                                       dollar amount of the annuity
                                       benefit payments will increase to
                                       the amount payable prior to any
                                       withdrawals, adjusted for
                                       transfers.

                         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                         For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                                            Adjustment
                         Death of the Annuitant                                                 0.00%
                         Withdrawals
                         3 or more years after the issue date                                   0.00%
                         Within 3 years of the issue date:
                                 15 or more years of annuity benefit payments being valued      1.00%
                                 10-14 years of annuity benefit payments being valued           1.50%
                                 Less than 10 years of annuity benefit payments being valued    2.00%

                         DEATH OF THE ANNUITANT

                         Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

                         ANNUITY BENEFIT PAYMENT OPTIONS

                         PERIOD CERTAIN ANNUITY:

                         Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                         LIFE ANNUITY:

                                   (a) Single Life - Periodic annuity benefit
                                       payments during the Annuitant's life.
                                       The annuity benefit payments do not
                                       continue after the death of the
                                       Annuitant.

                                   (b) Joint and Survivor - Periodic
                                       annuity benefit payments during the
                                       joint lifetime of the Joint
                                       Annuitants. For variable options,
                                       after the first death, the number
                                       of units in each payment during the
                                       lifetime of the survivor is equal
                                       to the total number of units
                                       multiplied by the Survivor Annuity
                                       Benefit Percentage. For fixed
                                       options, after the first death, the
                                       dollar amount of each payment
                                       during the lifetime of the survivor
                                       is equal to the dollar value of
                                       each payment paid prior to such
                                       death multiplied by the Survivor
                                       Annuity Benefit Percentage.

                         LIFE ANNUITY GUARANTEE OPTIONS

                         If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                         PERIOD CERTAIN

                         Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

                         CASH BACK

                         Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                         ANNUITY OPTION RATE TABLES

                         The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

                                                ANNUITY OPTION TABLES

                                        FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                                       FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    Age              Life Annuity with                       Life                           Life Annuity
  Nearest         10 Years Period Certain                   Annuity                         With Cashback
  Payment
               Male      Female      Unisex       Male      Female      Unisex       Male      Female      Unisex
    [50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08       6.67        6.83        8.02       7.22        7.54        6.41       6.11       6.23]


                      These tables are based on an annual interest rate of [3%]
                                  and the Annuity 2000 Mortality Table

                                        FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                                       FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                                            Joint and Survivor Life Annuity
                                                     Older Age
                                    50      55       60       65       70       75      80

Y            50                     [3.53   3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25]
A
G
E

                                    Joint and Two-Thirds Survivor Life Annuity
                                                      Older Age
                                    50      55       60       65       70       75      80

Y            50                     [3.80   3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     .491    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58]
A
G
E


                     These tables are based on an annual interest rate of [3 %]
                               and the Annuity 2000 Mortality Table

                        FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                      FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                           Number of           Variable or Fixed Annuity for a
                            Years                          Certain Period

                             [ 10                              9.61

                               15                              6.87

                               20                              5.51

                               25                              4.71

                               30                              4.18]


                     These tables are based on an annual interest rate of [3%]
                             And the Annuity 2000 Mortality Tables.

                                                  GENERAL PROVISIONS

Entire Contract          The entire contract consists of this contract, any
                         application attached at issue, riders, Specifications pages and endorsements.

Misstatement of Age      If the age or sex of an individual is misstated, the
or Sex                   Company will adjust all benefits payable to that
                         which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Failure to Notify
                         Company of Annuitant Death After the Annuity Date and once notified of the Annuitant's death, the Company reserves the right to recover any overpaid annuity benefit payments.

Failure to Notify        After the Annuity Date and once notified of the
Company of Annuitant     Annuitant's death, the Company reserves the right to
Death                    recover any overpaid annuity benefit payments.

Modifications            Only the President or Vice President of the Company may
                         modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

Incontestability         The Company cannot challenge the validity of this
                         contract after it has been in force for more than two years from the date of issue.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report            The Company will furnish an annual report to the Owner
                         containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period
                         Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or   The Company reserves the right, subject to compliance
Substitution of          with applicable law, to add to, delete from, or
Investments              substitute for the shares of a Fund that are held by
                         the Sub-Accounts or that the Sub-Accounts may purchase.
                         The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.

                         The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                         The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law           The Company reserves the right to make any changes to
                         provisions of the contract to comply with, or give
                         Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name           Subject to compliance with applicable law, the Company
                         reserves the right to change the names of the Variable
                         Account or the Sub-Accounts.

Federal Tax              The Variable Account is not currently subject to tax,
Considerations           but the Company reserves the right to assess a charge
                         for taxes if the Variable Account becomes subject to tax.

Splitting of Units       The Company reserves the right to split the value of a
                         unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate   The investment performance of Separate Account assets
Account                  is determined separately from the other assets of the
                         Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating